AMENDMENT FOUR TO LEASE AGREEMENT


         THIS AMENDMENT FOUR TO LEASE AGREEMENT (this "Amendment"), made and entered into as of the 27th day of March, 1998, by and between RBC CORPORATION ("Landlord") and BUSINESS TELECOM, INC. (referred to in the Lease (defined below) as Business Telecommunication, Inc.
("Tenant");

                                WITNESSETH THAT:

         WHEREAS, Landlord and Tenant entered into that certain Lease dated May 13, 1994; as amended by that certain Amendment One to Lease Agreement dated as of March 1, 1995 (the "First Amendment"), as further amended by that certain Amendment Two to Lease Agreement dated November 30, 1995 (the "Second Amendment") and letter agreement of even date therewith (the "Modified Option"), as further amended by that certain Amendment Three to Lease Agreement dated May 15, 1997 (the "Third Amendment") (the Lease, the First Amendment, the Second Amendment, the Modified Option and the Third Amendment being collectively hereinafter referred to as the "Lease") for certain premises consisting of approximately 81,887 rentable square feet of office space (the "Demised Premises") in the building at 4300 Six Forks Road, Raleigh, North Carolina (the "Building");

         WHEREAS, Landlord has agreed to lease additional premises to Tenant and Tenant has agreed to lease such additional premises from Landlord, and

         WHEREAS, Landlord and Tenant desire to evidence such expansion of the Demised Premises and to amend certain other terms and conditions of the Lease and evidence their agreements and other matters by means of this Amendment;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

         1. Paragraph 3 of the Third Amendment provides that Tenant shall vacate and return to Landlord approximately 8,912 rentable square feet of space on the second floor and being more particularly described therein as the "Released Space" (and referred to in this Amendment as the "Expansion Space") as of January 1, 1998 (the "Effective Date"). As of the Effective Date, Paragraph 3 of the Third Amendment shall be deleted from the Lease and Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the Expansion Space upon the following terms and conditions:

                  a. The Expansion Space shall be added as part of the Demised Premises for all purposes, except as otherwise expressly provided herein, as of the Effective Date. Annual Minimum Rent and additional rent with respect to the Expansion Space shall commence as provided in Section l(e) below. The Base Amount and Tax Base Amount applicable to the Expansion

                           Space shall be those amounts currently in place for the balance of the Demised Premises (excluding the first floor area).

                  b. All references in this Lease for purposes of determining Tenant's percentage of the Building shall include the Expansion Space for purposes of calculating such percentage or pro rata portion. As of the Effective Date, the Demised Premises shall contain 90,799 rentable square feet of space.

                  c. Annual Minimum Rent with respect to the Expansion Space only shall be $19.SO per rentable square foot commencing as provided in Section l(e) below, subject to escalations as set forth in the Lease; provided, however, that in place of all Annual Minimum Rent (Base Rent) increase limitations of any nature otherwise set forth in the Lease, Annual Minimum Rent for the Expansion Space shall not be increased by more than six percent (6%) per annum calculated on an annual basis from the previous year; and provided further, that the increases in Annual Minimum Rent for the Expansion Space to go into effect as of January 1 of each calendar year shall be calculated based on the percentage increases in the Index (using the Index for December of the year immediately prior to each January 1 as the numerator and the Index for December of 1997 as the denominator) applied only to $14.66, which is the $19.50 Annual Minimum Rent less the Base Amount ($3.85) and Tax Base Amount ($0.99) applicable to the Expansion Space, multiplied times the rentable square feet in the Expansion Space.

                  d. Tenant hereby accepts the Expansion Space "AS IS" and acknowledges and agrees Landlord shall have no obligation to construct any tenant improvements in the Expansion Space or make any alterations or additions thereto.

                  e. Irrespective of the Effective Date for the Expansion Space, Tenant shall be entitled to four (4) months free rent, with obligations as to Annual Minimum Rent and additional rent to commence as of May 1, 1998.

                  f. Landlord shall deliver to Tenant within five (5) days from the full execution of this Amendment the sum of $ 166,990.44 representing sums due Tenant with respect to the Expansion Space after adjustments agreed upon by Landlord and Tenant.

         2.       Landlord and Tenant agree that the escalations called for by
                  Section 9, Note 3 of Schedule I (Revised March 1, 1995) attached to the First Amendment establishes Annual Minimum Rent for the Demised Premises (excluding portions located on the First Floor and Second Floor) at $17.49 per rentable square foot effective January 1, 1998. No escalations are applicable to those portions of the Demised Premises located on the First Floor or the Expansion Space for calendar year 1998. For 1999 and future years, Landlord shall notify Tenant in writing of all escalations in Annual Minimum Rent for all portions of the Demised Premises by no later than April 15 of the applicable year. In the event of any failure to so notify Tenant, Landlord shall not be entitled to recover any escalation in Annual Minimum Rent for any month prior to the first full month after the escalation notice is actually given in writing by Landlord to Tenant.

         3. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

         4. This Amendment represents the entire agreement between the parties hereto. Landlord and Tenant agree that there are no collateral or oral agreements or understandings between them with respect to the Demised Premises or the Building. This Amendment supersedes all prior negotiations, agreements, letters or other statements with respect to the Expansion Space.

         5. Simultaneously with the execution of this Amendment, the parties shall execute the attached Memorandum of Lease and cause the same to promptly be recorded with the Wake County, North Carolina Register of Deeds.

         EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.

         IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the day and year first above written.

TENANT:                                     LANDLORD:

BUSINESS TELECOM, INC.                      RBC CORPORATION
(referred to in the Lease as Business
Telecommunications, Inc.)


By:_____________________________            By:______________________________
Title:__________________________            Title:___________________________

                                    AGREEMENT


         THIS AGREEMENT is made and entered into as of March ___, 1998, by and between HIGHWOODS/FORSYTH LIMITED PARTNERSHIP, a North Carolina limited partnership, as proposed purchaser ("Highwoods") and BUSINESS TELECOM, INC., (identified in prior Lease documents as Business Telecommunications, Inc.), a North Carolina corporation, as Tenant ("BTI").

                                R E C I T A L S:

         THAT WHEREAS, RBC Corporation ("RBC") as Landlord and BTI as Tenant entered into a lease dated May 13, 1994, as amended by Amendment One to Lease Agreement together with Schedule I attached thereto dated March 1, 1995, Amendment Two to Lease Agreement dated November 30, 1995, Modified Option Letter Agreement dated November 30, 1995, Amendment Three to Lease Agreement dated May 15, 1997 and Amendment Four to Lease Agreement dated _________ ___, 1998 ("Lease"), relating to the "Demised Premises" as therein described in an office building (the "Building") situated on property located at 4300 Six Forks Road, Raleigh, North Carolina ("Subject Property"); and

         WHEREAS, BTI claims that RBC has defaulted in certain provisions contained in the Lease; and

         WHEREAS, Highwoods has agreed to purchase the Subject Property subject to compliance by RBC with the various provisions of a purchase agreement and upon obtaining this agreement with BTI.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. WAIVER OF DEFAULTS. If Highwoods completes the purchase of the Subject Property and obtains title thereto and performs its obligations under Sections 2, 4 and 9 of this Agreement, then BTI agrees to waive and does hereby waive all of its claims that RBC as Landlord, or Highwoods as successor Landlord, is in default under the terms of the Lease for matters arising prior to the date of this Agreement solely relating to (I) Landlord's obligation under the Lease to provide to BTI as Tenant certain parking ratios as outlined in
Schedule I, Section 18 (Revised March 1, 1995) of the Lease and (II) BTI's Right of First Refusal as defined in Amendment No. 2 Section 1 of the Lease with respect to space currently occupied by Duffus and Associates, P.A. and T.G. Soda Ash, Inc. on the eighth (8th) for of the Building. BTI represents and warrants that it has no actual knowledge of any other Landlord defaults under the Lease at this moment. Nothing contained herein shall be deemed to waive BTI's rights to claim first rights of occupancy with respect to available space on the third and seventh floors of the Building pursuant to the terms of the Lease.

         2. NEW PARKING. If Highwoods completes the purchase of the Subject Property, then Highwoods agrees that, within a reasonable time, not to exceed one (1) year from the date of the closing of the purchase of the Subject Property, it will construct and open a new parking facility, on the Subject Property, for the tenants of the Subject Property, including BTI.

Highwoods agrees that BTI will be provided with such number of parking spaces in the new parking facility to be constructed as may be necessary to comply in full with all parking requirements specified in the Lease for BTI. Highwoods shall cause its agents and contractors to construct such new parking deck in a good and workmanlike manner and in substantial conformity with the drawings set out in EXHIBIT A attached hereto and made a part hereof. During construction of such parking deck BTI retains its exclusive use of the l00 spaces in the Adjacent Parking Lot until the new parking facility is opened for use. In addition Highwoods will make available to BTI additiona1 parking across the street from the Building at North Hills Mall such number of parking spaces as will equal the number of parking spaces no longer available as a result of the construction process and Highwoods shall provide shuttle service not less frequently than every fifteen (15) minutes between such Mall parking area and the Building between the hours of 7:00 A.M. and 6:00 P.M. Monday through Friday. If during construction of the new parking deck there remains available on the Subject Property any parking, BTI shall have the right to use a pro rata share of these remaining spaces equal to the pro rata share of BTI's of rented space in the Building at the time provided BTI shall extend all reasonable accommodations such that other tenants have an equal opportunity for equally convenient parking to the Building during the construction period.

         3. ADJACENT PARKING LOT. It is understood and agreed that, upon completion and opening of the new parking facility as above provided, the parking lot parcel located on the south side of Dartmouth Street and described as the second parcel of EXHIBIT A to the Lease shall be removed therefrom by a new Amendment to the Lease Agreement.

         4. GENERATOR. Highwoods will cause, at no expense to BTI, a 350 kilowatt generator to be installed at the Subject Property for the exclusive use of BTI during the term of the Lease. Highwoods will commence the installation within thirty (30) days from the Closing Date and pursue diligently the completion of the installation thereafter (such installation in any event to be completed within one hundred and eighty (180) days from the Closing Date). BTI shall maintain the generator at its expense and risk subject to completion of its installation by Highwoods. Highwoods shall cause its agents and contractors to complete such installation in a good and workmanlike manner and shall assign any manufacturers' and contractors' warranties to BTI or to the extent such warranties are not assignable to BTI. Highwoods will reasonably cooperate with BTI in enforcing any warranties covering the generator. The make and design of the generator and related cabling shall be subject to the reasonable approval of BTI. In the event that an extended manufacturer's warranty is available for the generator covering all or a portion of the balance of the term of the Lease (including any renewal periods), Highwoods shall made available to BTI the option to purchase such warranty at BTI's own expense. Upon installation the generator shall become a part of the Building and at the expiration or earlier termination of the Lease, BTI shall have no obligation with respect to the removal of the generator.

         5. RESERVED PARKING. Highwoods agrees that it will provide additional reserved parking spaces on that covered ground floor of the new parking deck at the rate of one (1) reserved parking space for BTI for every additional 10,000 rentable square feet of office space leased by BTI at the Subject Property subsequent to the date of the Fourth Amendment to the Lease.

         6. PARKING DECK EXPANSION. Highwoods agrees that BTI shall have the right, but not the obligation, at BTI's sole expense, to expand the parking deck by one additional level provided that the plans for such expansion and the selection of the contractor for such expansion are subject to Highwoods approval, not to be unreasonably withheld or delayed, and Highwoods may condition such approval on BTI and its contractor providing evidence of adequate insurance and adequate security for providing for the timely completion and payment for such expansion. Such expansion shall be subject to BTI obtaining all required permits from appropriate governmental authorities for such expansion and shall be subject to BTI proposing reasonable alternate parking arrangements for tenants including BTI during any such expansion, reasonable proposals to include without limitation continuation of the shuttle service from the North Hills Mall parking area as defined in Section 2 of this Agreement at BTI's expense. In the event BTI elects to expand the parking deck as herein provided, BTI shall have exclusive rights to one of the covered parking levels in the deck in addition to any other parking rights granted to BTI under the Lease. If BTI desires to exercise its option to expand the parking deck while such new deck is under construction by Highwoods, Highwoods and BTI will reasonably cooperate with one another to coordinate such BTI expansion to achieve such economy of construction as is practicable under the circumstances.

         7. EIGHTH FLOOR/ADDITIONAL SPACE. If BTI desires to occupy that certain space on the eighth floor of the Building now leased to Duffus & Associates, P.A. and T.G. Soda Ash, Inc., it shall give at least one hundred twenty (120) days notice to Highwoods of when it desires to occupy such space, such notice to specify which of the two spaces (or both) it wishes to occupy, such occupancy to be on the same terms and conditions as the Demised Premises with rent and operating expenses to be adjusted for the additional space. Upon receipt of such notice, Highwoods will use all commercially reasonable efforts to relocate such tenant(s) to make such space available to BTI. If Highwoods is unable to relocate such tenant(s), Highwoods will provide an equivalent amount of space in an equivalent building acceptable to BTI in as close proximity to the Building as reasonably possible at a rate equivalent to the base rate paid by BTI per rentable square foot in the Building for floors 5, 6 and 9 and at the same terms and conditions as set out in the Lease or if BTI elects to take space in a building with a market rate lower than BTI's current base rate for floors 5, 6 and 9 in the Building. BTI will take the space at that market rate under the same terms and conditions as set out in the Lease. In the event it becomes necessary to relocate a portion of BTI's space as provided herein, Highwoods agrees that it will pay BTI's moving expenses for both moving to an alternate site and for moving back to the Building when additional space in the Building becomes available as well as up to $15.00 per square foot of space for tenant upfit for both locations. Provided however, the allowance for tenant upfit in the BTI building shall be reduced at the rate of $5.00 per year for the period less than three (3) years that BTI occupies and pays rent on such substitute space. Highwoods will also pay for the reasonable cost of such data and communications wiring as is reasonably necessary for BTI to maintain that portion of its operations at such new location. It is expressly understood and agreed that the terms and provisions of this Section 7 shall be binding on Highwoods and any successor owner of the Building.

         8. TELECOMMUNICATIONS SERVICE. Highwoods agrees that at the termination of the current period of its existing local telecommunications contract that it will execute an exclusive two (2) year contract with BTI provided the market rates for such contract are comparable to those Highwoods currently receives from other bona fide telecommunications providers.

Highwoods further agrees that at the termination of the current period of its existing contract for long distance and frame relay data telecommunications service it will allow BTI the opportunity to match or better any bid acceptable to Highwoods from any third party to provide long distance and frame relay data service prior to entering into any agreement with any other party to provide such telecommunications service to Highwoods. The foregoing is subject to BTI being able to provide at market rates the same level of service and reliability as of other bona fide telecommunication providers. Highwoods further agrees that during the term of the Lease, that it will seek bids from BTI for any other telecommunication needs, such bids to be evaluated by Highwoods in its discretion with such other bids as it may receive.

         Highwoods and BTI agree to actively pursue in good faith a mutual partnership or other arrangements giving BTI the ability to enter buildings owned or controlled by Highwoods and place equipment necessary for BTI to provide telecommunications to occupants of such buildings.

         9. LANDLORD AND TENANT. It is understood and agreed that, upon the completion of the purchase of the Subject Property by Highwoods by the acquisition of title thereto, Highwoods will become the successor Landlord under the Lease with BTI as Tenant, and that the parties agree to be bound by the terms thereof, subject to the provisions of this Agreement and the provisions of this Agreement shall be made a part of the Lease by amendment thereto. Except to the extent specifically modified by the terms of this Agreement the Lease between BTI and Highwoods (should Highwoods purchase the Subject Property from
RBC) shall remain in full force and effect as written and Highwoods shall take title to the Subject Property subject to the Lease. Highwoods agrees that it shall not complete the purchase of the Subject Property, prior to the recordation in the Wake County Registry by BTI of a Memorandum of Lease acceptable to BTI and made a part hereof. Highwoods acknowledges that BTI has exclusive rights to exterior signage pursuant to the terms of the Lease.

         10. CONDITION AND TIME. This Agreement shall be conditioned upon Highwoods completing the purchase of the Subject Property and obtaining title thereto on or before April 30, 1298, and in the event such purchase is not completed by that date, then this Agreement shall become null and void.

         11. ENTIRE AGREEMENT. This Agreement contains all of the promises, agreements, conditions, inducements and understandings between Highwoods and BTI concerning the subject matter hereof and there are no promises, agreements, conditions, understandings, inducements, warranties or representations, written, express or implied, between them other than as expressly set forth herein and therein. This Agreement may not be assigned by either party without the express written consent of the other party. This Agreement shall be construed under the laws of the State of North Carolina.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives.

HIGHWOODS/FORSYTH LIMITED PARTNERSHIP

By:      HIGHWOODS PROPERTIES, INC.,                          DATE: _________________
         a Maryland Corporation, its General Partner

         By: ___________________________________
                  ___________ President


BUSINESS TELECOM, INC.

By: ___________________________________                       DATE: _________________

Its: __________________________________

                           LEASE AMENDMENT NUMBER FIVE


         This LEASE AMENDMENT NUMBER FIVE made this ___ day of ________, 1998, (the "Fifth Amendment"), by and between HIGHWOODS REALTY LIMITED PARTNERSHIP (formerly known as Highwoods Realty Limited Partnership) (successor in interest to RBC Corporation), a North Carolina Limited Partnership, with its principal office at 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604, (the "Landlord"), and BUSINESS TELECOM, INC., a North Carolina Corporation, with its principal office at 4300 Six Forks Road, Suite 900, Raleigh, North Carolina 27609 (the "Tenant").

                                   WITNESSETH:

         WHEREAS, Tenant and RBC Corporation entered into that certain Lease Agreement dated May 13,1994 (the "Original Lease"), as amended by Amendment One to Lease Agreement dated March 1,1995 (the "First Amendment), Option Letter dated March 28, 1995 (the "Option Letter"), Amendment Two To Lease Agreement dated November 30, 1995 (the "Second Amendment"), Modified Option Letter dated November 30, 1995 (the "Modified Option Letter"), Memorandum of Understanding dated April 24, 1997 (the "MOU"), Amendment Three to Lease Agreement dated May 15,1997 (the "Third Amendment"), Agreement dated March 24, 1998 (the "Agreement"), and Amendment Four to Lease Agreement dated March 27, 1998 (the "Fourth Amendment") (collectively, the "Lease") for certain Premises consisting of approximately 90,799 rentable square feet, located in the BTI Building (the "Building"), located at the following address:

         4300 Six Forks Road, Raleigh, Wake County, North Carolina; and

         WHEREAS, the parties hereto desire to alter and modify said Lease in the manner hereinafter set forth,

         NOW THEREFORE, in consideration of the mutual and reciprocal promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows, effective July 1,1998:

         1. Under Article II, Section 2.01, entitled "Demised Premises", and all modifications thereafter, amend Tenant's square footage from 90,799 rentable square feet to 93,304 rentable square feet to reflect Tenant's expansion into an additional 2,505 rentable square feet on the fourth floor as a part of Suite 450 (the "Second Expansion Space") as shown on Exhibit A attached hereto and made a part hereof.

         2. The term for the Second Expansion Space shall commence October 1, 1998 (the "Second Expansion Commencement Date") and shall run coterminous with the Lease, therefore expiring on April 30, 2005 (the "Expiration Date").

         3. Rent for the Second Expansion Space shall be payable in accordance with the Lease and in accordance with the following payment schedule commencing on October 1, 1998 and continuing though the Expiration Date:

----------------------------- ---------------------------------------------------------
                                                                SECOND EXPANSION SPACE
          TERM                                          TOTAL MONTHLY RENT (2,505 RSF)
----------------------------- ---------------------------------------------------------
----------------------------- ---------------------------------------------------------
     10/01/98-1/31/99
                                                          Free Rent
----------------------------- ---------------------------------------------------------
     2/01/99-04/30/05                                                          3,402.63
----------------------------- ---------------------------------------------------------

         The above rent schedule does not include CPI adjustments, Operating Expense adjustments, or Tax adjustments as set forth in the Lease, which adjustments shall apply to the Second Expansion Space.

         4. Tenant's proportionate share shall be calculated by dividing the 72,425 rentable square feet of the Premises (exclusive of the 20,879 rentable square feet, which has a separate base year) by the 162,820 rentable square feet of the Building, which equals 44.4816%. The Base Year shall remain the actual expenses incurred during the calendar year 1995.

         5. TENANT IMPROVEMENTS. Landlord agrees, at its sole cost and expense to provide an allowance of $15.00 per rentable square foot, to design, engineer, install, supply and otherwise to construct the Tenant Improvements in the Premises that will become part of the Building (the "Allowance"); otherwise, Tenant is fully responsible for the payment of all costs in connection with the Tenant Improvements. If Tenant elects to manage the construction process, Landlord will pay to Tenant $37,575.00 upon final approval of plans; however, should Landlord manage the construction process, then Tenant shall pay to Landlord a fee of $35.00 per hour to reimburse Landlord for the cost to manage and oversee work to be done on Tenant's behalf. Any requested changes subsequent to submission of prices will not be made without written approval by an authorized BTI representative. Rent shall commence on February 1, 1999 regardless of completion of construction.

         6. The foregoing is intended to be an addition and a modification to the Lease. Unless otherwise defined herein, all capitalized terms used in this Fifth Amendment shall have the same definitions ascribed in the Lease. Except as modified and amended by this Fifth Amendment, the Lease shall remain in full force and effect.

         TO THE BEST OF Tenant's knowledge, Landlord has complied with all of its obligations under said Lease to date, and, to the extent not expressly modified hereby, all of the terms and conditions of said Lease shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, Tenant and Landlord have caused this instrument to be executed as of the date first above written, by their respective officers or parties "hereunto duly authorized.

Tenant: BUSINESS TELECOM, INC.
a North Carolina Corporation

By: _________________________________________
Name: _______________________________________
Title: ______________________________________

Date: _______________________________________

Attest: _____________________________________
         ___________________________Secretary


                  Corporate Seal



Landlord: HIGHWOODS REALTY LIMITED PARTNERSHIP


By:  Highwoods Properties, Inc., its general partner

By: ______________________________________
         James A. Ciao, Vice President

Date: ____________________________________

Attest: __________________________________
Cathleen C. Morgan, Assistant Secretary

                           LEASE AMENDMENT NUMBER SIX


         This LEASE AMENDMENT NUMBER SIX made this ___ day of __________, 1998, (the "Sixth Amendment"), by and between HIGHWOODS REALTY LIMITED PARTNERSHIP (formerly known as Highwoods/Forsyth Limited Partnership) (successor in interest to RBC Corporation), a North Carolina Limited Partnership, with its principal office at 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604, (the "Landlord"), and BUSINESS TELECOM, INC., a North Carolina Corporation, with its principal office at 4300 Six Forks Road, Suite 900, Raleigh, North Carolina 27609 (the "Tenant").

                              W I T N E S S E T H:

         WHEREAS, Tenant and RBC Corporation entered into that certain Lease Agreement dated May 13,1994 (the "Original Lease"), as amended by Amendment One to Lease Agreement dated March 1,1995 (the "First Amendment"), Option Letter dated March 28, 1995 (the "Option Letter"), Amendment Two To Lease Agreement dated November 30, 1995 (the "Second Amendment"), Modified Option Letter dated November 30, 1995 (the "Modified Option Letter"), Memorandum of Understanding dated April 24, 1997 (the "MOU"), Amendment Three to Lease Agreement dated May 15, 1997 (the "Third Amendment"), Agreement dated March 24, 1998 (the "Agreement"), Amendment Four to Lease Agreement dated March 27, 1998 (the "Fourth Amendment") and Amendment Five to Lease Agreement dated August 25, 1998 (the "Fifth Amendment") (collectively, the "Lease") for certain Premises consisting of approximately 93,304 rentable square feet, located in the BTI Building (the "Building"), located at the following address:

         4300 Six Forks Road, Raleigh, Wake County, North Carolina; and

         WHEREAS, the parties hereto desire to alter and modify said Lease in the manner hereinafter set forth,

         NOW THEREFORE, in consideration of the mutual and reciprocal promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows, effective SEPTEMBER 1, 1998:

         1. Under Article II, Section 2.01, entitled "Demised Premises", and all modifications thereafter, amend Tenant's square footage from 93,304 rentable square feet to 94,708 rentable square feet to reflect Tenant's expansion into an additional 1,404 rentable square feet on the eighth floor known as Suite 810 (the "Third Expansion Space") as shown on Exhibit A attached hereto and made a part hereof.

         2. The term for the Third Expansion Space shall commence September 1, 1998 (the "Third Expansion Commencement Date") and shall run coterminous with the Lease, therefore expiring on April 30, 2005 (the "Expiration Date").

         3. Rent for the Third Expansion Space shall be payable in accordance with the Lease and in accordance with the following payment schedule commencing on September 1, 1998 and continuing though the Expiration Date:

--------------------------------- --------------------------------------------------
                                                    THIRD EXPANSION
                                                    SPACE TOTAL
TERM                                             MONTHLY RENT (1,404 RSF)
--------------------------------- --------------------------------------------------
--------------------------------- --------------------------------------------------
       09/01/98-04/30/05                                                  $1,907.10
--------------------------------- --------------------------------------------------

         The above rent schedule does not include CPI adjustments, Operating Expense adjustments, or Tax adjustments as set forth in the Lease, which adjustments shall apply to the Third Expansion Space.

         4. Tenant's proportionate share shall be calculated by dividing the 73,829 rentable square feet of the Premises (exclusive of the 20,879 rentable square feet, which has a separate base year) by the 162,820 rentable square feet of the Building, which equals 45.3439%. The Base Year shall remain the actual expenses incurred during the calendar year 1995.

         5. Tenant and Landlord acknowledge and agree that Tenant shall accept the Third Expansion Space in "as-is" condition and any improvements to the Third Expansion Space shall be at Tenant's sole cost and expense and such improvements shall be subject to the terms and conditions of the Lease.

         6. The terms and conditions of this Sixth Amendment are contingent upon the complete execution of Lease Amendment Number Two by and between Landlord and Duffus & Associates, P.A. Should Lease Amendment Number Two by and between Landlord and Duffus & Associates, P.A. not be executed, this Sixth Amendment shall become null and void.

         7. The foregoing is intended to be an addition and a modification to the Lease. Unless otherwise defined herein, all capitalized items used in this Sixth Amendment shall have the same definitions ascribed in the Lease. Except as modified and amended by this Sixth Amendment, the Lease shall remain in full force and effect.

         TO THE BEST OF Tenant's knowledge, Landlord has complied with all of its obligations under said Lease to date, to the extent not expressly modified hereby, all of the terms and conditions of said Lease shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, Tenant and Landlord have caused this instrument to be executed as of the date first above written, by their respective officers or parties thereunto duly authorized.


Tenant:  BUSINESS TELECOM, INC.
a North Carolina Corporation


                   By: _______________________________________
Name: _______________________________________
Title:_______________________________________

Date: _______________________________________

Attest: _____________________________________
        __________________________ Secretary


                  Corporate Seal



Landlord:  HIGHWOODS REALTY LIMITED PARTNERSHIP

                   By:  Highwoods Properties, Inc., its general partner

By: __________________________________________
         James A. Ciao, Vice President

Date: _________________________________________

Attest: _______________________________________
        Cathleen C. Morgan, Assistant Secretary